EXHIBIT 10.2 June 2, 2020 David Meline [***] [***] Re: Offer of Employment by ModernaTX, Inc. Dear David, ModernaTX, Inc. (the “Company”) is pleased to confirm, contingent on receiving appropriate references and the successful completion of a background check/drug screen, its offer to employ you as Chief Financial Officer, reporting to the Chief Executive Officer. Your effective date of hire will be on or before June 8, 2020 (the “Start Date”), and you will perform services for the Company as a regular, full- time employee. The initial terms of your employment, should you accept this offer, are set forth below. This a full-time, exempt level position. Your base salary will be at the rate of $600,000.00 (USD) per year. All wages will be paid in accordance with the Company’s normal biweekly pay schedule for salaried employees, and is subject to change by the Company. Your base salary will be subject to periodic review and adjustment at the Company’s discretion. You will be eligible to earn an annual performance bonus. The Company will initially target the bonus at up to 50% of your annual salary rate (pro-rated based on your Start Date, provided that your Start Date is on or before October 1 of the applicable calendar year). If your Start Date is after October 1, you will not be eligible for a bonus for the calendar year in which you were hired. The actual bonus percentage is discretionary and will be subject to the Company’s assessment of your performance, as well as business conditions at the Company. The bonus also will be subject to approval by and adjustment at the discretion of the Company and the terms of any applicable bonus plan. The bonus, if any, will be paid no later than March 15 of the calendar year following the calendar year to which such bonus relates. You must be employed on the date a bonus is paid to receive that bonus. Subject to the commencement of your employment with the Company, the Company will recommend to the Board of Directors (the “Board”) of the Company’s parent entity (“Parent”), that you be eligible to participate in Moderna’s equity incentive program and be granted, at such time as the Board so determines, an equity award equivalent to a total value of $8,600,000.00 as of the grant date (such equity award is referred to as the “New Hire Equity Award”). The New Hire Equity Award will be made on July 6, 2020 and vesting will start on that date. Subject to the Board’s approval of the New Hire Equity Award, the New Hire Equity Award will vest according to the following schedule: 25% of the New Hire Equity Award will vest on the first anniversary of the date of grant, and the remaining 75% of the New Hire Equity Award will vest in equal calendar quarterly installments over the next three (3) years, provided that, in each case, you continue to provide continuous services to the Company as of each such vesting date. For this purpose, continuous services will include service as an employee of the Company, service as a member of the Company’s Board of Directors, or, in the event that you are an employee of the Company for at least 2 years from the date of the New Hire Equity Award, service as a strategic consultant to the Company pursuant to a mutually agreeable consulting agreement that would provide for continued vesting of your New Hire Equity Award during the consulting period which shall run at least through the date that is 4 years from the date of the New Hire Equity Award. You will have the option to have your New Hire Equity Award granted in the form of one of two options: Non-Qualified Stock Options and Restricted Stock Units, with 75% in value delivered in the form of Non-Qualified Stock Options and 25% in value delivered in the form of Restricted Stock Units, OR 100% in value delivered in the form of Non- {00032234.5}

Qualified Stock Options. You will communicate this choice to us no later than July 2, 2020. In the event of a stock split, stock consolidation or similar event prior to the grant of the New Hire Equity Award, the number of shares subject thereto shall be adjusted proportionately. The grant price of the New Hire Equity Award will be equal to the closing price on the day of grant. The grant of the New Hire Equity Award will be conditioned upon, among other things, your execution of all necessary documentation relating to the New Hire Equity Award as determined by the Company (all such documentation is collectively referred to as the “New Hire Equity Award Documentation”). The New Hire Equity Award will be subject to the terms and conditions set forth in the New Hire Equity Award Documentation. Further, subject to the Board’s approval, and provided your start date is on or before October 1st of the applicable calendar year, you will be eligible to receive an annual equity award related to your performance for the eligible performance period (the “Annual Equity Award”). Annual Equity Awards typically will be issued in the first quarter of the year following the performance period. The grant date target value of an Annual Equity Award will be estimated at $4,000,000.00. Your first Annual Equity Award, if any, will be pro-rated based upon your start date. Targets may be modified up or down based on your individual performance. Annual equity guidelines are subject to change and may be updated based on market conditions. Subject to the Board’s approval of the Annual Equity Award, the Annual Equity Award will vest according to the following schedule: 25% of the Annual Equity Award will vest on the first anniversary of the date of grant, and the remaining 75% of the Annual Equity Award will vest in equal calendar quarterly installments over the next three (3) years, provided that, in each case, you continue to provide continuous services to the Company as of each such vesting date. For this purpose, continuous services will include service as an employee of the Company, service as a member of the Company’s Board of Directors, or, in the event that you are an employee of the Company for at least 2 years from the date of the New Hire Equity Award, service as a strategic consultant to the Company pursuant to a mutually agreeable consulting agreement that would provide for continued vesting of your 2021 Annual Equity Award during the consulting period which shall run at least through the date that is 4 years from the New Hire Equity Award. In the event of a stock split, stock consolidation or similar event prior to the grant of the Annual Equity Award, the number of shares subject thereto shall be adjusted proportionately. The grant price of the Annual Equity Award will be equal to the closing price on the day of grant. The grant of the Annual Equity Award will be conditioned upon, among other things, your execution of all necessary documentation relating to the Annual Equity Award as determined by the Company (all such documentation is collectively referred to as the “Annual Equity Award Documentation”). The Annual Equity Award will be subject to the terms and conditions set forth in the Annual Equity Award Documentation. Further, if you receive an Annual Equity Award, you will be able to participate in the Company’s Your Equity Selection (YES) program. This program enables you to choose to receive your Annual Equity Award, if any, in the form of Non-Qualified Stock Options or Restricted Stock Units, or a mix of both based on a pre-defined set of choices. This allows you to elect a mix that suits your individual financial needs. All existing and future equity programs and all individual equity grants are subject to prior approval by the Board. In addition to your compensation, you may take advantage of various benefits offered by the Company from time to time, subject to any eligibility requirements. Currently the Company provides group medical and dental insurance, short term disability coverage, group life insurance and a 401(k) plan. These benefits, of course, may be modified, changed or eliminated from time to time at the sole discretion of the Company, and the provision of such benefits to you in no way changes or impacts your status as an at-will employee. Where a particular benefit is subject to a formal plan (for example, medical insurance or life insurance), eligibility to participate in and receive any particular benefit is governed solely by the applicable plan document. Should you ever have any questions about Company benefits, you should ask for a copy of the applicable plan document. You will also be eligible for vacation pursuant to the Company’s policies in effect from time to time. All forms of compensation referred to in this offer letter are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. {00032234.5}

You acknowledge and agree that employment with the Company is “at will.” You are not being offered employment for a definite period of time, and either you or the Company may terminate the employment relationship at any time and for any reason without prior notice and without additional compensation to you. Similarly, this offer letter sets forth the initial terms and conditions of your employment, which are subject to change at any time at the Company’s discretion. Although your job duties, title, reporting structure, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the “at-will” nature of your employment may only be changed by a written agreement signed by you and the Chief Executive Officer, which expressly states the intention to modify the at-will nature of your employment. Your normal place of work will be Cambridge, Massachusetts; however, it is understood that the Company may change your normal place of work according to the Company’s future needs. As a condition of the commencement of your employment, you are required to enter into an Employee Confidentiality, Assignment, Nonsolicitation and Noncompetition Agreement (the “Restrictive Covenants Agreement”, a copy of which is enclosed with this offer letter. This offer is conditioned on your representation that you are not subject to any confidentiality, non-competition agreement or any other similar type of restriction that may affect your ability to devote full time and attention to your work at the Company. If you have entered into any agreement that may restrict your activities on behalf of the Company, please provide me with a copy of the agreement as soon as possible. You further represent that you have not used and will not use or disclose any trade secret or other proprietary right of any previous employer or any other party. The Immigration Reform and Control Act requires employers to verify the employment eligibility and identity of new employees. You will receive a Form I-9 that you will be required to complete. Please bring the appropriate documents listed on that form with you when you report for work. We will not be able to employ you if you fail to comply with this requirement. This offer letter and the enclosed Restrictive Covenants Agreement constitute the complete agreement between you and the Company, contain all of the terms of your employment with the Company and supersede any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company. Please indicate your acceptance of this offer by signing and dating this offer letter and the enclosed Restrictive Covenants Agreement (PDF by email) and returning it by June 5, 2020. David, we look forward to your joining the Company and are pleased that you will be working with us to build a transformative company for patients. /s/ Tracey Franklin Accepted and Agreed: David Meline /s/ David Meline June 3, 2020 Date {00032234.5}